INSITUFORM EAST, INCORPORATED

               SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME AGREEMENT

         THIS AGREEMENT is made by and between Insituform East, Incorporated, a Delaware corporation ("INSITUFORM") and John F. Mulhall ("Executive").

                                    RECITALS

         A.  This  Agreement's  purpose  is  to  provide  certain   supplemental
retirement  and  death  benefits  to  the  Executive  and  his   Beneficiary  in
consideration of his services to INSITUFORM and its subsidiaries.

         B.  This  Agreement  has  been  approved  on  INSITUFORM's   behalf  by
resolution of INSITUFORM's Board of Directors.

         C. The benefits provided under this Agreement are to be determined by aggregating the Executive's employment by INSITUFORM and any one or more of its parent, affiliates or subsidiaries as though the employment by these companies were employment by INSITUFORM, and by aggregating the Executive's salaries paid by INSITUFORM and any one or more of its parent, affiliates or subsidiaries as though those salaries were all paid by INSITUFORM.

         NOW, THEREFORE, INSITUFORM and the Executive agree as follows:

         1. Retirement Income: Beginning on the first day of the month next following the month in which occurs the Executive's Normal Retirement Date or, if later, his Termination Date, INSITUFORM shall pay to the Executive a monthly benefit (the "Supplemental Benefit") for the Executive's life equal to 25% of the Executive's Final Monthly Salary, multiplied by the ratio (not to exceed 1) of

                  (i) his completed years (and any fractional year) of employment by INSITUFORM after 1997;

                  (ii) the total number of years (and any fractional year) of employment by INSITUFORM after 1997 that he would have completed if he had continued in employment to his Normal Retirement Date.

         If the Executive's Termination Date occurs prior to his Normal Retirement Date, the Executive shall begin receiving his Supplemental Benefit payments as of the first day of the month next following the month in which occurs his 62nd birthday or, if later, his Termination Date, without actuarial reduction for early payment. In no event shall the Supplemental Benefit payments begin prior to the later of the Executive's 62nd birthday or his Termination Date.

         2. Death Benefit:

                  A.       After Retirement.

                  If  the  Executive   dies  after  the   commencement   of  his
Supplemental Benefit payments but before he has received 180 monthly Supplemental Benefit payments, INSITUFORM shall pay to his Beneficiary a monthly Death Benefit beginning on the first day of the month next following the Executive's death and continuing until the combined number of monthly payments under this Agreement received by the Executive and his Beneficiary equals 180. Each monthly Death Benefit payment under this paragraph 2A is to be equal to the monthly Supplemental Benefit payment that the Executive was receiving at his death.

                  B.       Before Retirement.

                  If the Executive dies before the commencement of his Supplemental Benefit payments hereunder, INSITUFORM shall pay to his Beneficiary a one-time, lump sum Death Benefit in the amount of Seven Hundred Thousand Dollars ($700,000.00) in lieu of all other benefits provided under this Agreement. This lump sum death benefit is to be paid from the proceeds of a life insurance policy on the Executive's life, which policy is to be acquired by or on behalf of INSITUFORM and subject to a split-dollar agreement to provide the death benefit under this paragraph. The lump sum death benefit shall be paid to the Executive's beneficiary within 90 days after the Date of the Executive's death.

         3. Funding: INSITUFORM's obligations under this Agreement are intended to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall not be secured in any manner. No asset of INSITUFORM shall be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of the Executive or his Beneficiary, other than under a funding vehicle intended not to cause the plan to be funded for such purposes. The eventual payment of the payments described in this Agreement to the Executive, his Beneficiary or any other person shall not be secured to him or them by the issuance of any negotiable instrument or other evidence of indebtedness of INSITUFORM or its subsidiaries. Neither the Executive, his Beneficiary, nor any other person shall be deemed to have any property interest, legal or equitable, in any specific asset of INSITUFORM or its subsidiaries, and, to the extent that any person acquires any right to receive payments under this Agreement, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor.

         4. Assignment: No payments, benefits or rights under this Agreement shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by the Executive, his Beneficiary or any other person who could or might possibly receive payments under this Agreement. In the event of any attempted assignment, alienation, encumbrance or transfer, INSITUFORM shall have no further liability under this Agreement.

         5. Amendment and Termination: This Agreement may be amended or terminated at any time and in any respect by the written agreement of INSITUFORM and the Executive. Notwithstanding the foregoing, INSITUFORM's Board of Directors may amend or terminate this Agreement at any time without the Executive's consent by advance written notice delivered to the Executive, provided that the Board may not unilaterally: (i) reduce or modify the Executive's accrued benefit determined as of the date written notice of the amendment or termination is received by the Executive or (ii) amend or terminate this Agreement in any respect after a Change in Control has occurred. The Executive's accrued benefit as of any date is the Supplemental Benefit (and Death Benefit) that he and his Beneficiary would receive, under this Agreement, if that date were his Termination Date (but the Supplemental Benefit or Death Benefits payments are to be deferred until the earlier of the first day of the month next following the Executive's death, or the first day of the month next following the month in which occurs his 62nd birthday or, if later, his actual Termination Date, without actuarial increase).

         6. Vesting and Forfeiture for Cause: The Executive's benefits under this Agreement (including any benefits payable to his Beneficiary) shall be fully vested unless his employment by INSITUFORM is terminated by INSITUFORM for Cause. If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited. Termination of the Executive's employment by INSITUFORM for "Cause" means termination upon:

                  (i) the willful and continued failure by Executive to substantially perform his duties with INSITUFORM (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by INSITUFORM's Board of Directors, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties,

                  (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to INSITUFORM or its subsidiaries, monetarily or otherwise, or

                  (iii) the Executive's conviction of, or plea of guilty or nolo contendere to, a felony in a court of competent jurisdiction in the U.S.

         No act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in INSITUFORM's and/or its subsidiaries' best interest. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of INSITUFORM's Board at a meeting called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive and his counsel to be heard before the Board), finding that in the good faith opinion of the Board the Executive engaged in conduct described under clauses (i), (ii) or (iii) above and specifying the particulars thereof.

         7. Other Retirement Benefits: This Agreement supersedes any other plan or agreement adopted prior to this Agreement that provides retirement benefits to the Executive, except (i) any retirement or other deferred compensation plan intended to qualify under Section 401 or 403 of the Internal Revenue Code of 1986, (ii) any plan or agreement that expressly provides that its benefits are not to be superseded by this Agreement and (iii) any nonqualified plan or agreement to which the Executive has made contributions directly or by salary reduction.

         8. Construction: This Agreement shall be, construed according to the laws of Maryland, except where superseded by Federal law. Use of the masculine gender includes the feminine gender, use of the singular case includes the plural, and vice versa. The invalidity of any portion of this Agreement shall not invalidate the remainder of the Agreement, which shall continue in full force and effect. The Supplemental Benefits and the Death Benefits are to be payable in the same manner as salary payments are made by INSITUFORM to its executives. All payments are subject to applicable withholding and other taxes required by law. INSITUFORM's Board of Directors shall adopt procedures for consideration of, and action with respect to, any claims made hereunder.

         9. Successors: This Agreement shall be binding upon the Executive and INSITUFORM and their successors, assigns, heirs, executors and beneficiaries.

         10. Definitions: When used in this Agreement, the following terms have the meanings indicated below, unless a different meaning is clearly indicated by the context:

                  "Beneficiary" means the person or persons (who may be named contingently or successively) designated by the Executive from time to time to receive the Death Benefits as may be payable under this Agreement upon or after the Executive's death. Any such beneficiary designation may be changed from time to time by the Executive by filing a new designation. Each designation by the Executive will revoke all prior designations by the Executive, shall be in the form prescribed by INSITUFORM and will be effective only when filed in writing with INSITUFORM during the Executive's lifetime. In the absence of a valid Beneficiary designation or, if at the time any Death Benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, INSITUFORM shall pay any such benefit to the Executive's spouse, if his spouse is then surviving or, if the spouse is not surviving or the Executive has no spouse, to the Executive's estate.

                  "Change in Control" means the occurrence of either of the following events: (1) a change of a nature that would be required to be reported, by persons or entities subject to the reporting requirements of Section 13(d) of the Securities and Exchange Act of 1934 (hereinafter called the "Exchange Act"), in Schedule 13D of Regulation 13D-G, or any successor provisions thereto, promulgated under the Exchange Act; provided that a Change in Control shall be deemed to have occurred only if (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of INSITUFORM representing ten percent (10%) or more of the combined voting power of INSITUFORM's then outstanding securities; and (b) at any time during the period of thirty-six (36) months subsequent to the ownership change described above, individuals who at the beginning of such period constitute
         INSITUFORM's Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by INSITUFORM's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors still in office who were Directors at the beginning of such thirty-six (36) month period; or (2) any "person", as described above, is or becomes the "beneficial owner," directly or indirectly, of securities of INSITUFORM representing forty percent (40%) or more of the combined voting power of INSITUFORM's then outstanding securities.

                  "Final Monthly Salary" means the monthly equivalent of the Executive's highest combined rate of base annual salary earned by him from INSITUFORM and all of its parent, affiliates and subsidiaries, before any salary reductions elected by the Executive; provided, however, that the Executive's "Final Monthly Salary" shall not exceed the amount of his monthly base salary rate in effect on December 31, 1997, increased by 2% (compounded annually) for each full calendar year that elapses between December 31, 1997 and the Executive's Termination Date.

                  "Normal Retirement Date" means the Executive's 65th birthday.

                  "Termination   Date"  means  the  date  that  the  Executive's
         employment  by  the  INSITUFORM   group   terminates  for  any  reason,
         voluntarily or involuntarily.

         IN WITNESS WHEREOF, the Executive and INSITUFORM have entered into this Agreement, effective as of January 1, 1998.

ATTEST:                                 INSITUFORM EAST, INCORPORATED

/s/ Raymond T. Verrey                   By: /s/ Robert F. Hartman
Assistant Secretary                     Vice President of Administration

[Corporate Seal]

WITNESS:                                EXECUTIVE

/s/ D. Huiatt                           /s/ John F. Mulhall

                             FIRST AMENDMENT TO THE
                          INSITUFORM EAST, INCORPORATED
               SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME AGREEMENT
                              WITH JOHN F. MULHALL

         THIS AGREEMENT is made by and between Insituform East, Incorporated, a Delaware corporation ("INSITUFORM"), and John F. Mulhall ("Executive").

         A. WHEREAS, INSITUFORM and Executive entered into a Supplemental Executive Retirement Income Agreement, effective as of January 1, 1998 (the "Agreement"), to provide certain supplemental retirement and death benefits to the Executive and his beneficiary in consideration of his services to INSITUFORM.

         B. WHEREAS, INSITUFORM and the Executive now desire to amend the Agreement to provide for the payment of the Executive's or his beneficiary's legal expenses incurred in obtaining any benefit under the Agreement.

         NOW THEREFORE, INSITUFORM and the Executive agree as follows:

         The following new Section 11 "Legal Fees" shall be added immediately at the end of Section 10:

                  11. Legal Fees: INSITUFORM shall reimburse the Executive or his Beneficiary all reasonable legal fees and expenses incurred by the Executive or his Beneficiary to obtain or enforce any right or benefit provided under this Agreement, unless it is determined by a court (or, if applicable, another binding decision maker) that the Executive or his Beneficiary has not brought the claim for such right or benefit in good faith.

         The Agreement, as amended by the foregoing change, is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Executive and INSITUFORM have entered into this Agreement on this 11th day of June, 1999.

ATTEST:                                 INSITUFORM EAST, INCORPORATED

/s/ Robert F. Hartman                   By: /s/ Robert W. Erikson
Secretary                               Its: President

[Corporate Seal]

WITNESS:                                EXECUTIVE

/s/ Sharon Lavelle                      /s/ John Mulhall